UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2024
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LUNA INNOVATIONS INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 1st Street SW,	Suite 200	24011
Roanoke,	VA
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (540) 769-8400
N/A
(Former name or former address, if changed since last report.)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LUNA	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2024, Luna Innovations Incorporated (the “Company”) received a delinquency notification letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company has not yet filed its Form 10-Q for the quarter ended September 30, 2024 (the “Q3 2024 Form 10-Q”) and because the Company remains delinquent in filing its Form 10-Qs for the quarters ended March 31, 2024 (the “Q1 2024 Form 10-Q”) and June 30, 2024 (the “Q2 2024 Form 10-Q”) and its Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”, and collectively with the Q1 2024 10-Q, Q2 2024 10-Q and Q3 2024 10-Q, the “Delinquent Filings”), it is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). As previously announced, the Company received earlier notices of non-compliance with respect to the Rule on August 20, 2024, May 17, 2024 and April 2, 2024 because it had not yet filed its Q2 2024 Form 10-Q, Q1 2024 Form 10-Q and 2023 Form 10-K, respectively.

As previously disclosed on October 7, 2024, the Company intended to appeal a determination by the Nasdaq Listing Qualifications Department to delist the Company’s securities due to the Company’s Delinquent Filings. On October 8, 2024, the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”) and requested that the automatic stay of suspension be extended through the completion of the hearings process and the expiration of any additional extension period granted by the Panel following the hearing. The hearing is scheduled for November 26, 2024 and the request for the automatic stay of suspension was granted. The Company is working diligently to complete its Delinquent Filings. However, there can be no assurance that the hearing before the Panel will be successful, or that the Company will be able to regain compliance or maintain compliance with the Rule or the other continued listing requirements set forth in the Nasdaq Listing Rules.

Item 7.01 Regulation FD Disclosure.

On November 15, 2024, the Company issued a press release announcing the Company’s receipt of the Notice. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “could,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the Delinquent Filings and the Company’s ability to regain compliance with the Nasdaq continued listing standards. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the completion of the review and preparation of the Company’s financial statements and the timing thereof, the discovery of additional information, further delays in the Company’s financial reporting, including as a result of unanticipated factors, the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Nasdaq Listing Rules, the possibility that the Nasdaq may delist the Company’s securities and the risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as well as subsequent filings with the SEC. The Company does not give any assurance that it will achieve its expectations. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this current report on Form 8-K speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated November 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated
By: /s/ Ryan Stewart
Name: Ryan Stewart
Title: SVP, General Counsel and Corporate Secretary
Date: November 15, 2024